UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PEPCO HOLDINGS, INC.

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On May 27, 2014, the following frequently asked questions were posted on the Pepco Holdings, Inc. intranet.

FAQs on Exelon:

May 2014

Q	Who is Exelon?

A	Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2013 revenues of approximately $24.9 billion. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity to more than 7.8 million utility customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Learn more at exeloncorp.com.

Q	Is Exelon a French company?

A	No. Exelon is a publicly traded company whose shares are listed on the NYSE under the symbol EXC. With Electricite de France (EDF), Exelon is a partner in the Constellation Energy Nuclear Group (CENG) joint venture; Exelon owns 50.01%, and EDF owns 49.99%. As of April 1, 2014, the operating licenses for the five CENG units, which are located in the states of Maryland and New York, were transferred to Exelon Nuclear, which now operates these facilities.

Q	How are transmission and substation projects handled within the Exelon utilities today?

A	Transmission and substation projects are engineered and designed within each utility. Depending on the complexity of the project, parts or all of the engineering, design or construction may be contracted out if required.

Q	Is there any more information on why Exelon’s purchase of PSE&G in New Jersey did not go through?

A	In mid-2006, Exelon and PSEG announced that Exelon had given PSEG formal notice of termination of the merger agreement announced Dec. 20, 2004, and the companies agreed to withdraw their application for merger approval, which had been pending before the New Jersey Board of Public Utilities for more than 19 months. The termination of the merger agreement followed a number of discussions with state officials and other interested parties to better understand their respective positions on the proposed merger. The discussions made clear that gaps separating the parties’ respective settlement positions were insurmountable. Major differences included, among other things, issues relating to rate concessions and generation market-concentration issues.

Q	What is the union makeup of Exelon and how many bargaining units do they employ?

A	Approximately 32 percent of Exelon’s employees (over 9,400) are represented by 24 bargaining units throughout the various Exelon operating companies.

Q	What is Exelon’s stance on buried distribution?

A	BGE, ComEd and PECO have significant investments in underground facilities which include the City of Baltimore, Chicago, Philadelphia as well as many surrounding cities and towns. In addition, BGE, ComEd and PECO have underground distribution facilities in all new residential developments.

Q	Will we have access to Exelon’s Intranet site?

A	Pepco employees will be granted access to Exelon’s intranet (myExelon) and other web-based systems upon close of the transaction. Other technology integrations may be complete by the close of the transaction, while others may take more time. More information about our technology integration will be available as our plans come together.

Q	Does Exelon have smart meters?

A	Yes! In fact, Exelon’s three utilities – BGE in Baltimore, ComEd in Chicago and PECO in Philadelphia, are each moving aggressively to upgrade millions of meters in their respective service territories. Both BGE and PECO were the recipients of a $200 million grant from the U.S. Department of Energy to help fund the upgrades. As of the end of 2013, BGE was about halfway through its deployment of 2 million devices (including gas modules); ComEd will have installed some 4 million meters at the end of its program, which is currently underway throughout its Northern Illinois territory; and PECO will complete its installation of 1.8 million new meters by the end of 2014.

Q	What is Exelon’s current educational assistance program? Up-front payment like PHI? Reimbursement? Levels of reimbursement based on grades?

A	Exelon encourages employees to further their self-development and to stay on the leading edge of knowledge in their area(s) of responsibility by reimbursing eligible educational expenses for business-related degrees, courses, or programs from approved accredited educational institutions. Exelon’s Tuition and Education Reimbursement Program is managed through a web-based system administered by EdLink, and offers reimbursements of up to $10,000 per year for undergraduate/individual/certificate courses, and $15,000 per year for graduate courses, with manager approval.

Q	Does everyone at Exelon receive the Annual Incentive Plan (AIP)?

A	In line with our pay for performance philosophy, nearly all Exelon employees, including Exelon Utilities employees, participate in the Annual Incentive Plan, or AIP. Under the AIP, each operating company utilizes key performance indicators relevant to its business to incentivize performance. Bargaining unit contracts also dictate whether represented employees participate in an AIP program.

Q	Does Exelon have a program similar to our Engineer Rotation Program?

A	Yes. BGE, ComEd and PECO have an engineering rotation program to help engineers learn and understand the various aspects of the business. Engineers also are permitted to apply for other engineering job openings that they may be interested in, as they become available.

Q	Does Exelon use the same IT systems we use?

A	Comparisons of IT systems between companies during the merger due diligence phase focused primarily on our respective corporate IT systems and infrastructure standards. Relative to our corporate systems, Pepco and Exelon run different ERP systems (Finance, HR, Supply) with Pepco utilizing SAP and Exelon utilizing Oracle. In addition, for email messaging Pepco runs Lotus notes and Exelon uses Microsoft Outlook. Both Exelon and Pepco are in the process of migrating their desktop software to Windows 7 with plans to complete in 2014. As part of the merger integration planning phase both companies will conduct a comprehensive review of IT systems and infrastructure to better understand and evaluate the opportunities to integrate our companies.

Q	PHI has been filing annual rate cases in several of its jurisdictions to recover costs of infrastructure and reliability investments. What is Exelon’s regulatory strategy to recover similar costs?

A	Exelon’s utilities likewise have strategies to recover infrastructure and reliability investments. The actual rate-recovery mechanisms vary by each state – Illinois, Pennsylvania and Maryland – and reflect the legislative and regulatory structures in place in each jurisdiction. So, for example, in Illinois ComEd now recovers its costs through an annual rate-recovery mechanism implemented several years ago. In Pennsylvania and Maryland, PECO and BGE recover most of their capital costs through base rate cases. (PECO has had one electric and two gas base rate cases in the last 24 years; BGE has had a couple of recent gas and electric base rate cases). PECO and BGE also have the ability to recover some capital costs on a full and current basis through surcharges (for electric and gas investments in Pennsylvania under what is known as a “DSIC - distribution system improvement charge” mechanism and in Maryland under the recently enacted “STRIDE - Strategic Infrastructure Development and Enhancement” legislation).

Q	What is the organizational structure of Exelon; is it similar to PHI’s? If it is different than PHI’s current structure when will the change in our organizational structure begin?

A	Exelon Corporation is a holding company for its major operating units: Exelon Generation, which includes Nuclear, Power and Constellation, and BGE, ComEd and PECO, which are overseen by our Exelon Utilities organization. In addition, we have a shared services organization, Exelon Business Services Company (known as BSC), with functions like HR, IT, Supply, Communications, Finance, Real Estate, etc., that cut across and support all of our operating units. The Pepco utilities – Atlantic City Electric, Delmarva and Pepco – would as a group become a sister utility to BGE, ComEd and PECO and would be overseen by our Exelon Utilities organization. We are starting to work on integration activities now, and more information will come a little later in the process.

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Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in PHI’s filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data, and PHI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 in (x) PART I, ITEM 1. Financial Statements, (y) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (z) PART II, ITEM 1A. Risk Factors. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and mail to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.